Exhibit 99.1

FOR IMMEDIATE RELEASE

NEWS

RELEASE

Affinity Gaming Announces Closing of its $200.0 Million Senior Notes Offering

LAS VEGAS, NV — May 9, 2012— Affinity Gaming, LLC announced today that it, together with its wholly-owned subsidiary, Affinity Gaming Finance Corp., have completed an offering of $200.0 million aggregate principal amount of 9% senior notes due 2018. Affinity Gaming also entered into a new senior secured credit facility, including a new term loan facility, to replace its existing senior secured credit facility.

“This refinancing constitutes an important step in the realization of our strategic vision for Affinity Gaming,” said David D. Ross, Chief Executive Officer.  “It serves the dual purpose of substantially reducing our cost of borrowing while providing the company with the both the availability and flexibility to continue improvements on our core properties and pursue future acquisitions.”

Affinity Gaming used the net proceeds from the offering, together with proceeds from its new senior secured credit facility, to terminate and repay in full all outstanding indebtedness under its existing senior secured credit facility, including any prepayment premiums, to pay fees and expenses incurred in connection with the foregoing and intends to use the balance for general corporate purposes, including strategic acquisitions.

The notes and related guarantees were offered only to qualified institutional buyers in reliance on Rule 144A under the Securities Act or, outside the United States, to persons other than “U.S. persons” in compliance with Regulation S under the Securities Act. The notes and related guarantees have not been registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements. This press release is for informational purposes only and shall not constitute neither an offer to sell nor the solicitation of an offer to buy the notes or any other securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which, or to any person to whom, such an offer, solicitation or sale is unlawful.  Offers of the notes were made only by means of a private offering memorandum. The offering was not approved by any gaming regulatory authority having jurisdiction over any of Affinity Gaming’s casino operations.

About Affinity Gaming

Affinity Gaming is a diversified casino gaming company headquartered in Las Vegas, Nevada.  The Company’s casino operations consist of 12 casinos, nine of which are located in Nevada, two in Missouri and one in Iowa.  Affinity Gaming is also the landlord of three additional casinos in

Colorado and expects to be licensed to operate those casinos in the second half of 2012.  Additionally, Affinity Gaming has entered into a consulting agreement to support the operations of the Rampart Casino at the J.W. Marriott Resort in Las Vegas.

Cautionary Statement Regarding Forward-Looking Statements

This press release may contain forward-looking statements, which can be identified by the use of words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects”, “projects,” “may,” “will” or “should” or the negative or other variation of these or similar words, or by discussions of strategy or risks and uncertainties, and similar references to future periods. These statements are based on management’s current expectations and assumptions about the industries in which Affinity Gaming operates. Forward-looking statements are not guarantees of future performance and are subject to significant risks and uncertainties that may cause actual results or achievements to be materially different from the future results or achievements expressed or implied by the forward-looking statements. These risks and uncertainties include, but are not limited to, the risks and uncertainties related to the capital markets generally, as well as those risk and uncertainties described in the Company’s most recent Annual Report on Form 10-K, including under “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors.” The Annual Report on Form 10-K can be accessed through the “Corporate Information” section of the Company’s website at www.affinitygamingllc.com. The Company disclaims any intent or obligation to update or revise any forward-looking statements in response to new information, unforeseen events, changed circumstances or any other occurrence.

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Contacts

Affinity Gaming, LLC

David D. Ross, (702) 341-2410

Chief Executive Officer

or

J. Christopher Krabiel, (702) 341-2413

Chief Financial Officer and Treasurer